Exhibit 4.20

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED
PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

Brighthouse Financial, Inc. ("Brighthouse Financial," the "Company,” “we,” “our” or “us”) has six outstanding classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) common stock, par value $0.01 per share (the “Common Stock”), (ii) Depositary Shares (the “Series A Depositary Shares”), each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A of Brighthouse Financial, Inc. (the “Series A Preferred Stock”), (iii) Depositary Shares (the “Series B Depositary Shares”), each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B of Brighthouse Financial, Inc. (the “Series B Preferred Stock”), (iv) Depositary Shares (the “Series C Depositary Shares”), each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C of Brighthouse Financial, Inc. (the “Series C Preferred Stock”), (v) Depositary Shares (the “Series D Depositary Shares”), each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D of Brighthouse Financial, Inc. (the “Series D Preferred Stock”) and (vi) 6.250% Junior Subordinated Debentures due 2058 (the “2058 Debentures”).

DESCRIPTION OF COMMON STOCK

The following description of our Common Stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”), which define the rights of holders of our Common Stock. You should read our Certificate of Incorporation and Bylaws and the provisions of the DGCL for a full description of the terms of our Common Stock. Our Certificate of Incorporation and Bylaws are filed as exhibits to the Annual Report on Form 10-K of which this exhibit is a part and incorporated by reference herein.

Authorized Common Stock

Our authorized Common Stock consists of 1,000,000,000 shares, par value $0.01 per share. As of February 18, 2022, we had 76,630,436 shares of Common Stock outstanding.

Dividend Rights

Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our Common Stock are entitled to receive dividends out of any of our funds legally available therefor when, as and if declared by the board of directors of the Company (the “Board”) at its discretion.

Voting Rights

Each holder of our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any outstanding series of preferred stock as provided in any preferred stock certificate of designation approved by the Board, the holders of our Common Stock possess all voting power. Except as required by applicable law or the rules and regulations of any stock exchange applicable to the Company (and except with respect to the removal of directors by stockholders), all matters to be voted on by stockholders at a meeting at which a quorum is present must be approved by the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote thereon. The election of directors at a meeting at which a quorum is present is determined by a majority of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, except that if the number of nominees for election as directors at such meeting exceeds the number of directors to be elected at such meeting (a “contested election”), a plurality standard will apply, meaning that the nominees with the greatest number of votes received, even if less than a majority, will be elected. Our Bylaws provide that in an uncontested election any incumbent director who fails to receive a majority of the votes cast in favor of his or her election shall tender his or her resignation from the Board to the Nominating and Corporate Governance Committee of the Board. The Nominating and Corporate Governance Committee of the Board would then recommend to the Board whether to accept or reject such resignation and the Board would publicly disclose its decision in regard to such resignation.

Liquidation

If we liquidate, dissolve or wind up our affairs, holders of our Common Stock are entitled to share proportionately in the assets available for distribution to stockholders after the payment of all of our debt and other liabilities, subject to the rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights

Holders of our Common Stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our Board may designate and issue.

Listing

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BHF”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation, Our Bylaws and Applicable Law

Certain provisions of our Certificate of Incorporation and Bylaws may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our Common Stock.

Removal. Our Certificate of Incorporation provides that stockholders may remove our directors with or without cause by the holders of at least two-thirds of the outstanding stock entitled to vote generally in the election of directors.

Size of Board and Vacancies. Our Certificate of Incorporation and Bylaws provide that the number of directors will be fixed exclusively by the Board; provided, however, that in no event shall such number of directors be less than three nor more than fifteen. Subject to any rights granted to the holders of shares of any series of preferred stock then outstanding, and except as otherwise expressly required by applicable law, any newly created directorships created on our Board resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy on our Board shall hold office until his or her successor has been elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.

Stockholder Action by Written Consent. Our Certificate of Incorporation prohibits our stockholders from acting by written consent. Stockholder action may only take place at a duly called annual or special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

No Cumulative Voting. Our Certificate of Incorporation does not provide for cumulative voting.

Undesignated Preferred Stock. The authority that our Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult. Our Board can issue preferred stock with voting rights or conversion rights that, if exercised, could dilute the voting power of the holders of Common Stock.

Section 203 of the Delaware General Corporation Law. As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless one of the following conditions is satisfied:

•before the stockholder became an interested stockholder, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or

•at or after the time the stockholder became interested, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Insurance Regulations. The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our company, even if the Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our current or former directors, officers or stockholders, (iii) action asserting a claim arising out of or pursuant to the DGCL or our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our Certificate of Incorporation related to choice of forum.

Limitation of Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors or officers to corporations and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties as directors or officers and our Certificate of Incorporation includes such exculpation provisions. Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors or officers will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer. Under the DGCL as it now reads, such limitation of liability is not permitted:

•for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;

•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•for directors, for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL;

•for any transaction from which the director or officer derived an improper personal benefit; or
•for officers, in any action by or in the right of the corporation.

These provisions have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s or officer’s breach of his or her duty of care.

Our Certificate of Incorporation and our Bylaws include provisions that require us to indemnify and advance expenses, to the fullest extent allowable under the DGCL as it now exists or may hereafter be amended, to our directors or officers for actions taken as a director or officer of us, or for serving at our request as a director or officer at another corporation or enterprise, as the case may be.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or officer of Brighthouse Financial or is or was serving at our request as a director or officer of another corporation or enterprise, as the case may be, to the fullest extent authorized by the DGCL as it now exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such director or officer in connection with such service. The right to indemnification in our Bylaws includes the right to be paid by Brighthouse Financial the expenses incurred in defending any proceeding for which indemnification may be sought in advance of the final disposition of such proceeding, subject to certain limitations. We carry directors’ and officers’ insurance protecting us, any director, officer, employee or agent of ours or who was serving at our request as a director, officer, employee or agent of another corporation or enterprise, as the case may be, against any expense, liability or loss, whether or not we would have the power to indemnify the person under the DGCL.

The limitation of liability and indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.

DESCRIPTION OF SERIES A DEPOSITARY SHARES

The following description of the Series A Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A and the Series A Preferred Stock underlying the Series A Depositary Shares does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation, the Certificate of Designations creating the Series A Preferred Stock (the “Series A Certificate of Designations”), the Deposit Agreement, dated as of March 25, 2019 (the “Series A Deposit Agreement”), among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively as depositary (the “Depositary”) and the holders from time to time of the depositary receipts described therein, and by the relevant sections of the DGCL. You should read our Certificate of Incorporation, the Series A Certificate of Designations and the Series A Deposit Agreement for a full description of the terms of the Series A Depositary Shares and the underlying Series A Preferred Stock. The Certificate of Incorporation, the Series A Certificate of Designations and the Series A Deposit Agreement are filed as exhibits to the Annual Report on Form 10-K of which this exhibit is a part and incorporated by reference herein.

General

As of February 18, 2022, we had 17,000,000 Series A Depositary Shares outstanding. The Depositary is the sole holder of the Series A Preferred Stock, and all references to the holders of the Series A Preferred Stock shall mean the Depositary. However, holders of the Series A Depositary Shares are entitled through the Depositary to exercise the rights and preferences of the Series A Preferred Stock.

References to the holders of the Series A Depositary Shares mean those who own the Series A Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in the Series A Depositary Shares registered in street name or issued in book-entry form through The Depository Trust Company (“DTC”). Subject to the terms of the Series A Deposit Agreement, each holder of Series A Depositary Shares is entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series A Preferred Stock represented by such Series A Depositary Shares, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Series A Preferred Stock

Authorized Preferred Stock

Our authorized preferred stock consists of 100,000,000 shares, par value $0.01 per share. As of February 18, 2022, we had 70,100 total shares of preferred stock outstanding, of which 17,000 shares were Series A Preferred Stock. The “stated amount” per share of Series A Preferred Stock is $25,000.

Fungibility

We may from time to time, without notice to or the consent of holders of the Series A Depositary Shares and the underlying Series A Preferred Stock, issue additional Series A Preferred Stock and the related Series A Depositary Shares; provided that we will only issue additional Series A Preferred Stock and Series A Depositary Shares if they are fungible for tax purposes with the originally issued Series A Preferred Stock and Series A Depositary Shares. The additional shares of Series A Preferred Stock and the related Series A Depositary Shares would be deemed to form a single series with the originally issued Series A Preferred Stock and the related Series A Depositary Shares, respectively. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except that shares of Series A Preferred Stock issued after March 25, 2019 shall accrue dividends from the date determined by our Board (or a duly authorized committee thereof).

General

The Series A Preferred Stock is not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Brighthouse Financial or our subsidiaries. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of ours to redeem, repurchase or retire the Series A Preferred Stock. The Series A Preferred Stock is issued in uncertificated form.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Stock.

Dividends

Each dividend on a Series A Depositary Share is in an amount equal to 1/1,000th of the dividend declared on each share of the Series A Preferred Stock, except that the amounts distributed to holders of the Series A Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

We pay dividends on the Series A Preferred Stock only when, as and if declared by the Board (or a duly authorized committee thereof), out of funds legally available for the payment of dividends. Any such dividends are payable, at a rate of 6.600% per annum, on a non-cumulative basis from the date of original issue, quarterly in arrears on the 25th day of March, June, September and December of each year (each, a “Series A Dividend Payment Date”), commencing on June 25, 2019. Series A Dividend Payment Dates are subject to adjustment for business days.

Dividends are payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that Series A Dividend Payment Date or such other record date fixed by our Board (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Series A Dividend Payment Date (each, a “Series A Dividend Record Date”). Dividend record dates will apply regardless of whether a particular Series A Dividend Record Date is a business day.

A “Series A Dividend Period” is the period from, and including, a Series A Dividend Payment Date to, but excluding, the next Series A Dividend Payment Date. Dividends on the Series A Preferred Stock are not cumulative and are not mandatory. Accordingly, if the Board (or a duly authorized committee thereof) has not declared a dividend in respect of any Series A Dividend Period, we have no obligation to pay dividends accrued for such Series A Dividend Period on or after the Series A Dividend Payment Date for that Series A Dividend Period, whether or not dividends on the Series A Preferred Stock are declared for any future Series A Dividend Period.

During any Series A Dividend Period, so long as any Series A Preferred Stock remains outstanding, unless the full dividends for the latest completed Series A Dividend Period on all outstanding Series A Preferred Stock and parity stock (as defined in this Description of Series A Depositary Shares, including the Series B Preferred Stock and the Series C Preferred Stock) have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:

•no dividend shall be paid or declared on our Common Stock or other junior stock (as defined in this Description of Series A Depositary Shares) (other than a dividend payable solely in stock that ranks junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial); and

•no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any Common Stock or other junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of the reclassification of such junior stock, or the exchange or conversion of one share of such junior stock, in each case, for or into another share of stock that ranks junior to the Series A Preferred Stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial).

For any Series A Dividend Period in which dividends are not paid in full upon the Series A Preferred Stock or any parity stock (including the Series B Preferred Stock and the Series C Preferred Stock), all dividends declared for such Series A Dividend Period with respect to the Series A Preferred Stock and such parity stock shall be declared on a pro rata basis.

As used in this Description of Series A Depositary Shares, “junior stock” means our Common Stock, and any other class or series of our capital stock that ranks junior to the Series A Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of Brighthouse Financial.

As used in this Description of Series A Depositary Shares, “parity stock” means the Series B Preferred Stock, the Series C Preferred Stock and any other class or series of our stock that ranks equally with the Series A Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Brighthouse Financial, holders of the Series A Preferred Stock and any parity stock (including the Series B Preferred Stock and the Series C Preferred Stock) are entitled to receive, out of our assets or proceeds thereof (whether capital or surplus) available for distribution to stockholders, after satisfaction of liabilities and obligations to our creditors, if any, before any distribution of such assets or payment out of our assets may be made or set aside for holders of Common Stock and any other junior stock, a liquidating distribution in the amount of $25,000 per share of Series A Preferred Stock (equivalent to $25.00 per Series A Depositary Share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined in this Description of Series A Depositary Shares).

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series A Preferred Stock) on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and all holders of parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Brighthouse Financial (or proceeds thereof) according to their respective rights and preferences.

Optional Redemption

If we redeem the Series A Preferred Stock represented by the Series A Depositary Shares, in whole or in part, a corresponding number of Series A Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series A Preferred Stock held by the Depositary. The redemption price per Series A Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series A Preferred Stock, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Series A Certificate of Designations, are payable upon redemption. Whenever we redeem shares of the Series A Preferred Stock held by the Depositary, the Depositary will redeem, as of the same date of redemption, the number of the Series A Depositary Shares representing shares of the Series A Preferred Stock so redeemed.

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the shares of Series A Preferred Stock at our option:

•in whole, but not in part, at any time prior to March 25, 2024 (within 90 days after the occurrence of a “rating agency event” (as defined in this Description of Series A Depositary Shares)) at a redemption price equal to $25,500 per share of Series A Preferred Stock (equivalent to $25.50 per Series A Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Series A Dividend Period to, but excluding, the date of redemption; or

•(i) in whole, but not in part, at any time prior to March 25, 2024 (within 90 days after the occurrence of a “regulatory capital event” (as defined in this Description of Series A Depositary Shares)) or (ii) on or after March 25, 2024, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series A Preferred Stock (equivalent to $25.00 per Series A Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Series A Dividend Period to, but excluding, the date of redemption.

Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Series A Dividend Record Date for a Series A Dividend Period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the date of redemption, but rather will be paid to the holder of record of the redeemed shares on the Series A Dividend Record Date relating to such Series A Dividend Payment Date.

Holders of the shares of Series A Preferred Stock do not have the right to require the redemption or repurchase of the Series A Preferred Stock.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:

•the shortening of the length of time the Series A Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock; or

•the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate stated amount of the Series A Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Series A Depositary Shares not less than 30, nor more than 90 days, prior to the date fixed for redemption of the Series A Preferred Stock and the Series A Depositary Shares.

If the Series A Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 30 days, nor more than 90 days, prior to the date fixed for redemption thereof (provided that, if the Series A Preferred Stock is held in book-entry form through DTC we may give such notice at such time in any manner permitted by DTC).

If notice of redemption of any Series A Preferred Stock has been duly given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series A Preferred Stock so called for redemption, then, from and after the date of redemption, dividends will cease to accrue on such Series A Preferred Stock, and such Series A Preferred Stock shall no longer be outstanding and all rights of the holders of such Series A Preferred Stock will cease and terminate, except the right to receive the amount payable on such redemption, without interest.

In case of any redemption of less than all of the outstanding Series A Depositary Shares, the Series A Depositary Shares to be redeemed will be selected by the Depositary either pro rata or by lot (or, in the event the Series A Depositary Shares are in the form of global depositary receipts, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of Nasdaq). In any such case, the Depositary will redeem the Series A Depositary Shares only in increments of 1,000 Series A Depositary Shares and any integral multiple thereof.

Voting Rights

When the Depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Series A Depositary Shares. Each record holder of the Series A Depositary Shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the Depositary to vote the amount of the Series A Preferred Stock represented by the holder’s Series A Depositary Shares. Although each Series A Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series A Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series A Preferred Stock represented by the Series A Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Series A Depositary Shares, it will not vote the amount of the Series A Preferred Stock represented by such Series A Depositary Shares.

Except as provided below or as otherwise required by applicable law, the holders of the Series A Preferred Stock will have no voting rights.

Whenever dividends on any Series A Preferred Stock or any other series of voting preferred stock (as defined in this Description of Series A Depositary Shares), including the Series B Preferred Stock and the Series C Preferred Stock, shall have not been declared and paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote (in proportion to their respective stated amounts) for the election of a total of two additional members of our Board (the “Preferred Stock Directors”); provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on our Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the Series A Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment shall have been fully paid.

As used in this Description of Series A Depositary Shares, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series A Preferred Stock either as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, which includes the Series B Preferred Stock and the Series C Preferred Stock.

If and when dividends for at least four consecutive quarterly dividend periods following a Nonpayment have been paid in full, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed. Any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding Series A Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a nonpayment) shall be filled by the written consent of the Preferred Stock Director remaining in office, or, solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any Series A Preferred Stock remains outstanding, and subject to certain exceptions, we will not take certain corporate actions, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class in proportion to their respective stated amounts), given in person or by proxy, either in writing or at a meeting.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice, and sufficient funds shall have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect such redemption.

Listing

The Series A Depositary Shares are listed on Nasdaq under the symbol “BHFAP”.

Form of the Series A Depositary Shares

The Series A Depositary Shares are represented by one or more global securities that are deposited with and registered in the name of DTC or its nominee.

Depositary

Computershare Inc. and Computershare Trust Company, N.A., collectively is the depositary for our Series A Depositary Shares.

DESCRIPTION OF SERIES B DEPOSITARY SHARES

The following description of the Series B Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B and the Series B Preferred Stock underlying the Series B Depositary Shares does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation, the Certificate of Designations creating the Series B Preferred Stock (the “Series B Certificate of Designations”), the Deposit Agreement, dated as of May 21, 2020 (the “Series B Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the depositary receipts described therein, and by the relevant sections of the DGCL. You should read our Certificate of Incorporation, the Series B Certificate of Designations and the Series B Deposit Agreement for a full description of the terms of the Series B Depositary Shares and the underlying Series B Preferred Stock. The Certificate of Incorporation, the Series B Certificate of Designations and the Series B Deposit Agreement are filed as exhibits to the Annual Report on Form 10-K of which this exhibit is a part and incorporated by reference herein.

General

As of February 18, 2022, we had 16,100,000 Series B Depositary Shares outstanding. The Depositary is the sole holder of the Series B Preferred Stock, and all references to the holders of the Series B Preferred Stock shall mean the Depositary. However, holders of the Series B Depositary Shares are entitled through the Depositary to exercise the rights and preferences of the Series B Preferred Stock.

References to the holders of the Series B Depositary Shares mean those who own the Series B Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in the Series B Depositary Shares registered in street name or issued in book-entry form through DTC. Subject to the terms of the Series B Deposit Agreement, each holder of Series B Depositary Shares is entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series B Preferred Stock represented by such Series B Depositary Shares, to all the rights and preferences of the Series B Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Series B Preferred Stock

Authorized Preferred Stock

Our authorized preferred stock consists of 100,000,000 shares, par value $0.01 per share. As of February 18, 2022, we had 70,100 total shares of preferred stock outstanding, of which 16,100 shares were Series B Preferred Stock. The “stated amount” per share of Series B Preferred Stock is $25,000.

Fungibility

We may from time to time, without notice to or the consent of holders of the Series B Depositary Shares and the underlying Series B Preferred Stock, issue additional Series B Preferred Stock and the related Series B Depositary Shares; provided that we will only issue additional Series B Preferred Stock and Series B Depositary Shares if they are fungible for tax purposes with the originally issued Series B Preferred Stock and Series B Depositary Shares. The additional shares of Series B Preferred Stock and the related Series B Depositary Shares would be deemed to form a single series with the originally issued Series B Preferred Stock and the related Series B Depositary Shares, respectively. Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock, except that shares of Series B Preferred Stock issued after May 21, 2020 shall accrue dividends from the date determined by our Board (or a duly authorized committee thereof).
General

The Series B Preferred Stock is not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Brighthouse Financial or our subsidiaries. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of ours to redeem, repurchase or retire the Series B Preferred Stock. The Series B Preferred Stock is issued in uncertificated form.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent, registrar and dividend disbursing agent for the Series B Preferred Stock.

Dividends

Each dividend on a Series B Depositary Share is in an amount equal to 1/1,000th of the dividend declared on each share of the Series B Preferred Stock, except that the amounts distributed to holders of the Series B Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

We pay dividends on the Series B Preferred Stock only when, as and if declared by the Board (or a duly authorized committee thereof), out of funds legally available for the payment of dividends. Any such dividends are payable, at a rate of 6.750% per annum, on a non-cumulative basis from the date of original issue, quarterly in arrears on the 25th day of March, June, September and December of each year (each, a “Series B Dividend Payment Date”), commencing on September 25, 2020. Series B Dividend Payment Dates are subject to adjustment for business days.

Dividends are payable to holders of record of the Series B Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that Series B Dividend Payment Date or such other record date fixed by our Board (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Series B Dividend Payment Date (each, a “Series B Dividend Record Date”). Dividend record dates will apply regardless of whether a particular Series B Dividend Record Date is a business day.

A “Series B Dividend Period” is the period from, and including, a Series B Dividend Payment Date to, but excluding, the next Series B Dividend Payment Date. Dividends on the Series B Preferred Stock are not cumulative and are not mandatory. Accordingly, if the Board (or a duly authorized committee thereof) has not declared a dividend in respect of any Series B Dividend Period, we have no obligation to pay dividends accrued for such Series B Dividend Period on or after the Series B Dividend Payment Date for that Series B Dividend Period, whether or not dividends on the Series B Preferred Stock are declared for any future Series B Dividend Period.

During any Series B Dividend Period, so long as any Series B Preferred Stock remains outstanding, unless the full dividends for the latest completed Series B Dividend Period on all outstanding Series B Preferred Stock and parity stock (as defined in this Description of Series B Depositary Shares, including the Series A Preferred Stock and the Series C Preferred Stock) have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:
•no dividend shall be paid or declared on our Common Stock or other junior stock (as defined in this Description of Series B Depositary Shares) (other than a dividend payable solely in stock that ranks junior to the Series B Preferred Stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial); and

•no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any Common Stock or other junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of the reclassification of such junior stock, or the exchange or conversion of one share of such junior stock, in each case, for or into another share of stock that ranks junior to the Series B Preferred Stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial).

For any Series B Dividend Period in which dividends are not paid in full upon the Series B Preferred Stock or any parity stock (including the Series A Preferred Stock and the Series C Preferred Stock), all dividends declared for such Series B Dividend Period with respect to the Series B Preferred Stock and such parity stock shall be declared on a pro rata basis.

As used in this Description of Series B Depositary Shares, “junior stock” means our Common Stock, and any other class or series of our capital stock that ranks junior to the Series B Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of Brighthouse Financial.

As used in this Description of Series B Depositary Shares, “parity stock” means the Series A Preferred Stock, the Series C Preferred Stock and any other class or series of our stock that ranks equally with the Series B Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Brighthouse Financial, holders of the Series B Preferred Stock and any parity stock (including the Series A Preferred Stock and the Series C Preferred Stock) are entitled to receive, out of our assets or proceeds thereof (whether capital or surplus) available for distribution to stockholders, after satisfaction of liabilities and obligations to our creditors, if any, before any distribution of such assets or payment out of our assets may be made or set aside for holders of Common Stock and any other junior stock, a liquidating distribution in the amount of $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Series B Depositary Share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series B Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined in this Description of Series B Depositary Shares).

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series B Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series B Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series B Preferred Stock) on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series B Preferred Stock and all holders of parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Brighthouse Financial (or proceeds thereof) according to their respective rights and preferences.

Optional Redemption

If we redeem the Series B Preferred Stock represented by the Series B Depositary Shares, in whole or in part, a corresponding number of Series B Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series B Preferred Stock held by the Depositary. The redemption price per Series B Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series B Preferred Stock, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Series B Certificate of Designations, are payable upon redemption. Whenever we redeem shares of the Series B Preferred Stock held by the Depositary, the Depositary will redeem, as of the same date of redemption, the number of the Series B Depositary Shares representing shares of the Series B Preferred Stock so redeemed.

The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the shares of Series B Preferred Stock at our option:

•in whole, but not in part, at any time prior to June 25, 2025 (within 90 days after the occurrence of a “rating agency event” (as defined in this Description of Series B Depositary Shares)) at a redemption price equal to $25,500 per share of Series B Preferred Stock (equivalent to $25.50 per Series B Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Series B Dividend Period to, but excluding, the date of redemption; or

•(i) in whole, but not in part, at any time prior to June 25, 2025 (within 90 days after the occurrence of a “regulatory capital event” (as defined in this Description of Series B Depositary Shares)) or (ii) on or after June 25, 2025, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series B Preferred Stock (equivalent to $25.00 per Series B Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Series B Dividend Period to, but excluding, the date of redemption.

Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Series B Dividend Record Date for a Series B Dividend Period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the date of redemption, but rather will be paid to the holder of record of the redeemed shares on the Series B Dividend Record Date relating to such Series B Dividend Payment Date.

Holders of the shares of Series B Preferred Stock do not have the right to require the redemption or repurchase of the Series B Preferred Stock.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preferred Stock, which amendment, clarification or change results in:

•the shortening of the length of time the Series B Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series B Preferred Stock; or

•the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series B Preferred Stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate stated amount of the Series B Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Series B Depositary Shares not less than 30, nor more than 90 days, prior to the date fixed for redemption of the Series B Preferred Stock and the Series B Depositary Shares.

If the Series B Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series B Preferred Stock to be redeemed, mailed not less than 30 days, nor more than 90 days, prior to the date fixed for redemption thereof (provided that, if the Series B Preferred Stock is held in book-entry form through DTC we may give such notice at such time in any manner permitted by DTC).

If notice of redemption of any Series B Preferred Stock has been duly given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series B Preferred Stock so called for redemption, then, from and after the date of redemption, dividends will cease to accrue on such Series B Preferred Stock, and such Series B Preferred Stock shall no longer be outstanding and all rights of the holders of such Series B Preferred Stock will cease and terminate, except the right to receive the amount payable on such redemption, without interest.

In case of any redemption of less than all of the outstanding Series B Depositary Shares, the Series B Depositary Shares to be redeemed will be selected by the Depositary either pro rata or by lot (or, in the event the Series B Depositary Shares are in the form of global depositary receipts, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of Nasdaq). In any such case, the Depositary will redeem the Series B Depositary Shares only in increments of 1,000 Series B Depositary Shares and any integral multiple thereof.

Voting Rights

When the Depositary receives notice of any meeting at which the holders of the Series B Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Series B Depositary Shares. Each record holder of the Series B Depositary Shares on the record date, which will be the same date as the record date for the Series B Preferred Stock, may instruct the Depositary to vote the amount of the Series B Preferred Stock represented by the holder’s Series B Depositary Shares. Although each Series B Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series B Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series B Preferred Stock represented by the Series B Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Series B Depositary Shares, it will not vote the amount of the Series B Preferred Stock represented by such Series B Depositary Shares.

Except as provided below or as otherwise required by applicable law, the holders of the Series B Preferred Stock will have no voting rights.

Whenever dividends on any Series B Preferred Stock or any other series of voting preferred stock (as defined in this Description of Series B Depositary Shares), including the Series A Preferred Stock and the Series C Preferred Stock, shall have not been declared and paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such Series B Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote (in proportion to their respective stated amounts) for the election of the Preferred Stock Directors; provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on our Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series B Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the Series B Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the nonpayment shall have been fully paid.

As used in this Description of Series B Depositary Shares, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series B Preferred Stock either as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, which includes the Series A Preferred Stock and the Series C Preferred Stock.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full, the holders of the Series B Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed. Any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding Series B Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a nonpayment) shall be filled by the written consent of the Preferred Stock Director remaining in office, or, solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any Series B Preferred Stock remains outstanding, and subject to certain exceptions, we will not take certain corporate actions, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class in proportion to their respective stated amounts), given in person or by proxy, either in writing or at a meeting.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice, and sufficient funds shall have been set aside by us for the benefit of the holders of Series B Preferred Stock to effect such redemption.

Listing

The Series B Depositary Shares are listed on Nasdaq under the symbol “BHFAO”.

Form of the Series B Depositary Shares

The Series B Depositary Shares are represented by one or more global securities that are deposited with and registered in the name of DTC or its nominee.

Depositary

Computershare Inc. and Computershare Trust Company, N.A., collectively is the depositary for our Series B Depositary Shares.

DESCRIPTION OF SERIES C DEPOSITARY SHARES

The following description of the Series C Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C and the Series C Preferred Stock underlying the Series C Depositary Shares does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation, the Certificate of Designations creating the Series C Preferred Stock (the “Series C Certificate of Designations”), the Deposit Agreement, dated as of November 20, 2020 (the “Series C Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the depositary receipts described therein, and by the relevant sections of the DGCL. You should read our Certificate of Incorporation, the Series C Certificate of Designations and the Series C Deposit Agreement for a full description of the terms of the Series C Depositary Shares and the underlying Series C Preferred Stock. The Certificate of Incorporation, the Series C Certificate of Designations and the Series C Deposit Agreement are filed as exhibits to the Annual Report on Form 10-K of which this exhibit is a part and incorporated by reference herein.

General

As of February 18, 2022, we had 23,000,000 Series C Depositary Shares outstanding. The Depositary is the sole holder of the Series C Preferred Stock, and all references to the holders of the Series C Preferred Stock shall mean the Depositary. However, holders of the Series C Depositary Shares are entitled through the Depositary to exercise the rights and preferences of the Series C Preferred Stock.

References to the holders of the Series C Depositary Shares mean those who own the Series C Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in the Series C Depositary Shares registered in street name or issued in book-entry form through DTC. Subject to the terms of the Series C Deposit Agreement, each holder of Series C Depositary Shares is entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series C Preferred Stock represented by such Series C Depositary Shares, to all the rights and preferences of the Series C Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Series C Preferred Stock

Authorized Preferred Stock

Our authorized preferred stock consists of 100,000,000 shares, par value $0.01 per share. As of February 18, 2022, we had 70,100 total shares of preferred stock outstanding, of which 23,000 shares were Series C Preferred Stock. The “stated amount” per share of Series C Preferred Stock is $25,000.

Fungibility

We may from time to time, without notice to or the consent of holders of the Series C Depositary Shares and the underlying Series C Preferred Stock, issue additional Series C Preferred Stock and the related Series C Depositary Shares; provided that we will only issue additional Series C Preferred Stock and Series C Depositary Shares if they are fungible for tax purposes with the originally issued Series C Preferred Stock and Series C Depositary Shares. The additional shares of Series C Preferred Stock and the related Series C Depositary Shares would be deemed to form a single series with the originally issued Series C Preferred Stock and the related Series C Depositary Shares, respectively. Each share of Series C Preferred Stock shall be identical in all respects to every other share of Series C Preferred Stock, except that shares of Series C Preferred Stock issued after November 20, 2020 shall accrue dividends from the date determined by our Board (or a duly authorized committee thereof).

General

The Series C Preferred Stock is not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Brighthouse Financial or our subsidiaries. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of ours to redeem, repurchase or retire the Series C Preferred Stock. The Series C Preferred Stock is issued in uncertificated form.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Stock.

Dividends

Each dividend on a Series C Depositary Share is in an amount equal to 1/1,000th of the dividend declared on each share of the Series C Preferred Stock, except that the amounts distributed to holders of the Series C Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

We pay dividends on the Series C Preferred Stock only when, as and if declared by the Board (or a duly authorized committee thereof), out of funds legally available for the payment of dividends. Any such dividends are payable, at a rate of 5.375% per annum, on a non-cumulative basis from the date of original issue, quarterly in arrears on the 25th day of March, June, September and December of each year (each, a “Series C Dividend Payment Date”), commencing on March 25, 2021. Series C Dividend Payment Dates are subject to adjustment for business days.

Dividends are payable to holders of record of the Series C Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that Series C Dividend Payment Date or such other record date fixed by our Board (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Series C Dividend Payment Date (each, a “Series C Dividend Record Date”). Dividend record dates will apply regardless of whether a particular Series C Dividend Record Date is a business day.

A “Series C Dividend Period” is the period from, and including, a Series C Dividend Payment Date to, but excluding, the next Series C Dividend Payment Date. Dividends on the Series C Preferred Stock are not cumulative and are not mandatory. Accordingly, if the Board (or a duly authorized committee thereof) has not declared a dividend in respect of any Series C Dividend Period, we have no obligation to pay dividends accrued for such Series C Dividend Period on or after the Series C Dividend Payment Date for that Series C Dividend Period, whether or not dividends on the Series C Preferred Stock are declared for any future Series C Dividend Period.

During any Series C Dividend Period, so long as any Series C Preferred Stock remains outstanding, unless the full dividends for the latest completed Series C Dividend Period on all outstanding Series C Preferred Stock and parity stock (as defined in this Description of Series C Depositary Shares, including the Series A Preferred Stock and the Series B Preferred Stock) have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:

•no dividend shall be paid or declared on our Common Stock or other junior stock (as defined in this Description of Series C Depositary Shares) (other than a dividend payable solely in stock that ranks junior to the Series C Preferred Stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial); and

•no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any Common Stock or other junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of the reclassification of such junior stock, or the exchange or conversion of one share of such junior stock, in each case, for or into another share of stock that ranks junior to the Series C Preferred Stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial).

For any Series C Dividend Period in which dividends are not paid in full upon the Series C Preferred Stock or any parity stock (including the Series A Preferred Stock and the Series B Preferred Stock), all dividends declared for such Series C Dividend Period with respect to the Series C Preferred Stock and such parity stock shall be declared on a pro rata basis.

As used in this Description of Series C Depositary Shares, “junior stock” means our Common Stock, and any other class or series of our capital stock that ranks junior to the Series C Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of Brighthouse Financial.

As used in this Description of Series C Depositary Shares, “parity stock” means the Series A Preferred Stock, the Series B Preferred Stock and any other class or series of our stock that ranks equally with the Series C Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Brighthouse Financial, holders of the Series C Preferred Stock and any parity stock (including the Series A Preferred Stock and the Series B Preferred Stock) are entitled to receive, out of our assets or proceeds thereof (whether capital or surplus) available for distribution to stockholders, after satisfaction of liabilities and obligations to our creditors, if any, before any distribution of such assets or payment out of our assets may be made or set aside for holders of Common Stock and any other junior stock, a liquidating distribution in the amount of $25,000 per share of Series C Preferred Stock (equivalent to $25.00 per Series C Depositary Share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series C Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined in this Description of Series C Depositary Shares).

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series C Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series C Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series C Preferred Stock) on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series C Preferred Stock and all holders of parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Brighthouse Financial (or proceeds thereof) according to their respective rights and preferences.

Optional Redemption

If we redeem the Series C Preferred Stock represented by the Series C Depositary Shares, in whole or in part, a corresponding number of Series C Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series C Preferred Stock held by the Depositary. The redemption price per Series C Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series C Preferred Stock, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Series C Certificate of Designations, are payable upon redemption. Whenever we redeem shares of the Series C Preferred Stock held by the Depositary, the Depositary will redeem, as of the same date of redemption, the number of the Series C Depositary Shares representing shares of the Series C Preferred Stock so redeemed.

The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the shares of Series C Preferred Stock at our option:

•in whole, but not in part, at any time prior to December 25, 2025 (within 90 days after the occurrence of a “rating agency event” (as defined in this Description of Series C Depositary Shares)) at a redemption price equal to $25,500 per share of Series C Preferred Stock (equivalent to $25.50 per Series C Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Series C Dividend Period to, but excluding, the date of redemption; or

•(i) in whole, but not in part, at any time prior to December 25, 2025 (within 90 days after the occurrence of a “regulatory capital event” (as defined in this Description of Series C Depositary Shares)) or (ii) on or after December 25, 2025, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series C Preferred Stock (equivalent to $25.00 per Series C Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Series C Dividend Period to, but excluding, the date of redemption.

Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Series C Dividend Record Date for a Series C Dividend Period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the date of redemption, but rather will be paid to the holder of record of the redeemed shares on the Series C Dividend Record Date relating to such Series C Dividend Payment Date.

Holders of the shares of Series C Preferred Stock do not have the right to require the redemption or repurchase of the Series C Preferred Stock.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series C Preferred Stock, which amendment, clarification or change results in:

•the shortening of the length of time the Series C Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series C Preferred Stock; or

•the lowering of the equity credit (including up to a lesser amount) assigned to the Series C Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series C Preferred Stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate stated amount of the Series C Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Series C Depositary Shares not less than 30, nor more than 90 days, prior to the date fixed for redemption of the Series C Preferred Stock and the Series C Depositary Shares.

If the Series C Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Stock to be redeemed, mailed not less than 30 days, nor more than 90 days, prior to the date fixed for redemption thereof (provided that, if the Series C Preferred Stock is held in book-entry form through DTC we may give such notice at such time in any manner permitted by DTC).

If notice of redemption of any Series C Preferred Stock has been duly given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series C Preferred Stock so called for redemption, then, from and after the date of redemption, dividends will cease to accrue on such Series C Preferred Stock, and such Series C Preferred Stock shall no longer be outstanding and all rights of the holders of such Series C Preferred Stock will cease and terminate, except the right to receive the amount payable on such redemption, without interest.

In case of any redemption of less than all of the outstanding Series C Depositary Shares, the Series C Depositary Shares to be redeemed will be selected by the Depositary either pro rata or by lot (or, in the event the Series C Depositary Shares are in the form of global depositary receipts, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of Nasdaq). In any such case, the Depositary will redeem the Series C Depositary Shares only in increments of 1,000 Series C Depositary Shares and any integral multiple thereof.

Voting Rights

When the Depositary receives notice of any meeting at which the holders of the Series C Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Series C Depositary Shares. Each record holder of the Series C Depositary Shares on the record date, which will be the same date as the record date for the Series C Preferred Stock, may instruct the Depositary to vote the amount of the Series C Preferred Stock represented by the holder’s Series C Depositary Shares. Although each Series C Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series C Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series C Preferred Stock represented by the Series C Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Series C Depositary Shares, it will not vote the amount of the Series C Preferred Stock represented by such Series C Depositary Shares.

Except as provided below or as otherwise required by applicable law, the holders of the Series C Preferred Stock will have no voting rights.

Whenever dividends on any Series C Preferred Stock or any other series of voting preferred stock (as defined in this Description of Series C Depositary Shares), including the Series A Preferred Stock and the Series B Preferred Stock, shall have not been declared and paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such Series C Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote (in proportion to their respective stated amounts) for the election of the Preferred Stock Directors; provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on our Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series C Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the Series C Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the nonpayment shall have been fully paid.

As used in this Description of Series C Depositary Shares, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series C Preferred Stock either as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, which includes the Series A Preferred Stock and the Series B Preferred Stock.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full, the holders of the Series C Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed. Any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding Series C Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a nonpayment) shall be filled by the written consent of the Preferred Stock Director remaining in office, or, solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any Series C Preferred Stock remains outstanding, and subject to certain exceptions, we will not take certain corporate actions, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series C Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class in proportion to their respective stated amounts), given in person or by proxy, either in writing or at a meeting.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice, and sufficient funds shall have been set aside by us for the benefit of the holders of Series C Preferred Stock to effect such redemption.

Listing

The Series C Depositary Shares are listed on Nasdaq under the symbol “BHFAN”.

Form of the Series C Depositary Shares

The Series C Depositary Shares are represented by one or more global securities that are deposited with and registered in the name of DTC or its nominee.

Depositary

Computershare Inc. and Computershare Trust Company, N.A., collectively is the depositary for our Series C Depositary Shares.

DESCRIPTION OF SERIES D DEPOSITARY SHARES

The following description of the Series D Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D and the Series D Preferred Stock underlying the Series D Depositary Shares does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation, the Certificate of Designations creating the Series D Preferred Stock (the “Series D Certificate of Designations”), the Deposit Agreement, dated as of November 22, 2021 (the “Series D Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the depositary receipts described therein, and by the relevant sections of the DGCL. You should read our Certificate of Incorporation, the Series D Certificate of Designations and the Series D Deposit Agreement for a full description of the terms of the Series D Depositary Shares and the underlying Series D Preferred Stock. The Certificate of Incorporation, the Series D Certificate of Designations and the Series D Deposit Agreement are filed as exhibits to the Annual Report on Form 10-K of which this exhibit is a part and incorporated by reference herein.

General

As of February 18, 2022, we had 14,000,000 Series D Depositary Shares outstanding. The Depositary is the sole holder of the Series D Preferred Stock, and all references to the holders of the Series D Preferred Stock shall mean the Depositary. However, holders of the Series D Depositary Shares are entitled through the Depositary to exercise the rights and preferences of the Series D Preferred Stock.

References to the holders of the Series D Depositary Shares mean those who own the Series D Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in the Series D Depositary Shares registered in street name or issued in book-entry form through DTC. Subject to the terms of the Series D Deposit Agreement, each holder of Series D Depositary Shares is entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series D Preferred Stock represented by such Series D Depositary Shares, to all the rights and preferences of the Series D Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Series D Preferred Stock

Authorized Preferred Stock

Our authorized preferred stock consists of 100,000,000 shares, par value $0.01 per share. As of February 18, 2022, we had 70,100 total shares of preferred stock outstanding, of which 14,000 shares were Series D Preferred Stock. The “stated amount” per share of Series D Preferred Stock is $25,000.

Fungibility

We may from time to time, without notice to or the consent of holders of the Series D Depositary Shares and the underlying Series D Preferred Stock, issue additional Series D Preferred Stock and the related Series D Depositary Shares; provided that we will only issue additional Series D Preferred Stock and Series D Depositary Shares if they are fungible for tax purposes with the originally issued Series D Preferred Stock and Series D Depositary Shares. The additional shares of Series D Preferred Stock and the related Series D Depositary Shares would be deemed to form a single series with the originally issued Series D Preferred Stock and the related Series D Depositary Shares, respectively. Each share of Series D Preferred Stock shall be identical in all respects to every other share of Series D Preferred Stock, except that shares of Series D Preferred Stock issued after November 22, 2021, if any, shall accrue dividends from the date determined by our Board (or a duly authorized committee thereof).

General

The Series D Preferred Stock is not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of Brighthouse Financial or our subsidiaries. The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of ours to redeem, repurchase or retire the Series D Preferred Stock. The Series D Preferred Stock is issued in uncertificated form.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent, registrar and dividend disbursing agent for the Series D Preferred Stock.

Dividends

Each dividend on a Series D Depositary Share is in an amount equal to 1/1,000th of the dividend declared on each share of the Series D Preferred Stock, except that the amounts distributed to holders of the Series D Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.

We pay dividends on the Series D Preferred Stock only when, as and if declared by the Board (or a duly authorized committee thereof), out of funds legally available for the payment of dividends. Any such dividends are payable, at a rate of 4.625% per annum, on a non-cumulative basis from the date of original issue, quarterly in arrears on the 25th day of March, June, September and December of each year (each, a “Series D Dividend Payment Date”), commencing on March 25, 2022. Series D Dividend Payment Dates are subject to adjustment for business days.

Dividends are payable to holders of record of the Series D Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that Series D Dividend Payment Date or such other record date fixed by our Board (or a duly authorized committee thereof) that is not more than 60 nor less than 10 days prior to such Series D Dividend Payment Date (each, a “Series D Dividend Record Date”). Dividend record dates will apply regardless of whether a particular Series D Dividend Record Date is a business day.

A “Series D Dividend Period” is the period from, and including, a Series D Dividend Payment Date to, but excluding, the next Series D Dividend Payment Date. Dividends on the Series D Preferred Stock are not cumulative and are not mandatory. Accordingly, if the Board (or a duly authorized committee thereof) has not declared a dividend in respect of any Series D Dividend Period, we have no obligation to pay dividends accrued for such Series D Dividend Period on or after the Series D Dividend Payment Date for that Series D Dividend Period, whether or not dividends on the Series D Preferred Stock are declared for any future Series D Dividend Period.

During any Series D Dividend Period, so long as any Series D Preferred Stock remains outstanding, unless the full dividends for the latest completed Series D Dividend Period on all outstanding Series D Preferred Stock and parity stock (as defined in this Description of Series D Depositary Shares, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock) have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside:

•no dividend shall be paid or declared on our Common Stock or other junior stock (as defined in this Description of Series D Depositary Shares) (other than a dividend payable solely in stock that ranks junior to the Series D Preferred Stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial); and

•no monies may be paid or made available for a sinking fund for the redemption or retirement of junior stock, nor shall any Common Stock or other junior stock be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of the reclassification of such junior stock, or the exchange or conversion of one share of such junior stock, in each case, for or into another share of stock that ranks junior to the Series D Preferred Stock as to the payment of dividends and as to the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial).

For any Series D Dividend Period in which dividends are not paid in full upon the Series D Preferred Stock or any parity stock (including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock), all dividends declared for such Series D Dividend Period with respect to the Series D Preferred Stock and such parity stock shall be declared on a pro rata basis.

As used in this Description of Series D Depositary Shares, “junior stock” means our Common Stock, and any other class or series of our capital stock that ranks junior to the Series D Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of Brighthouse Financial.

As used in this Description of Series D Depositary Shares, “parity stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other class or series of our stock that ranks equally with the Series D Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of Brighthouse Financial.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Brighthouse Financial, holders of the Series D Preferred Stock and any parity stock (including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock) are entitled to receive, out of our assets or proceeds thereof (whether capital or surplus) available for distribution to stockholders, after satisfaction of liabilities and obligations to our creditors, if any, before any distribution of such assets or payment out of our assets may be made or set aside for holders of Common Stock and any other junior stock, a liquidating distribution in the amount of $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Series D Depositary Share), plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series D Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference (as defined in this Description of Series D Depositary Shares).

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series D Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock (other than Series D Preferred Stock) on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series D Preferred Stock and all holders of parity stock, the holders of our junior stock shall be entitled to receive all remaining assets of Brighthouse Financial (or proceeds thereof) according to their respective rights and preferences.

Optional Redemption

If we redeem the Series D Preferred Stock represented by the Series D Depositary Shares, in whole or in part, a corresponding number of Series D Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series D Preferred Stock held by the Depositary. The redemption price per Series D Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series D Preferred Stock, plus an amount equal to any dividends thereon that, pursuant to the provisions of the Series D Certificate of Designations, are payable upon redemption. Whenever we redeem shares of the Series D Preferred Stock held by the Depositary, the Depositary will redeem, as of the same date of redemption, the number of the Series D Depositary Shares representing shares of the Series D Preferred Stock so redeemed.

The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. We may redeem the shares of Series D Preferred Stock at our option:

•in whole, but not in part, at any time prior to December 25, 2026 (within 90 days after the occurrence of a “rating agency event” (as defined in this Description of Series D Depositary Shares)) at a redemption price equal to $25,500 per share of Series D Preferred Stock (equivalent to $25.50 per Series D Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Series D Dividend Period to, but excluding, the date of redemption; or

•(i) in whole, but not in part, at any time prior to December 25, 2026 (within 90 days after the occurrence of a “regulatory capital event” (as defined in this Description of Series D Depositary Shares)) or (ii) on or after December 25, 2026, in whole at any time or in part from time to time, in each case, at a redemption price equal to $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Series D Depositary Share), plus (except as provided below) an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current Series D Dividend Period to, but excluding, the date of redemption.

Any declared but unpaid dividends payable on a date of redemption that occurs subsequent to the Series D Dividend Record Date for a Series D Dividend Period will not constitute a part of, or be paid to, the holder entitled to receive the redemption price on the date of redemption, but rather will be paid to the holder of record of the redeemed shares on the Series D Dividend Record Date relating to such Series D Dividend Payment Date.

Holders of the shares of Series D Preferred Stock do not have the right to require the redemption or repurchase of the Series D Preferred Stock.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series D Preferred Stock, which amendment, clarification or change results in:

•the shortening of the length of time the Series D Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series D Preferred Stock; or

•the lowering of the equity credit (including up to a lesser amount) assigned to the Series D Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series D Preferred Stock.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the aggregate stated amount of the Series D Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Series D Depositary Shares not less than 30, nor more than 90 days, prior to the date fixed for redemption of the Series D Preferred Stock and the Series D Depositary Shares.

If the Series D Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series D Preferred Stock to be redeemed, mailed not less than 30 days, nor more than 90 days, prior to the date fixed for redemption thereof (provided that, if the Series D Preferred Stock is held in book-entry form through DTC we may give such notice at such time in any manner permitted by DTC).

If notice of redemption of any Series D Preferred Stock has been duly given, and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series D Preferred Stock so called for redemption, then, from and after the date of redemption, dividends will cease to accrue on such Series D Preferred Stock, and such Series D Preferred Stock shall no longer be outstanding and all rights of the holders of such Series D Preferred Stock will cease and terminate, except the right to receive the amount payable on such redemption, without interest.

In case of any redemption of less than all of the outstanding Series D Depositary Shares, the Series D Depositary Shares to be redeemed will be selected by the Depositary either pro rata or by lot (or, in the event the Series D Depositary Shares are in the form of global depositary receipts, in accordance with the applicable procedures of DTC in compliance with then-applicable rules of Nasdaq). In any such case, the Depositary will redeem the Series D Depositary Shares only in increments of 1,000 Series D Depositary Shares and any integral multiple thereof.

Voting Rights

When the Depositary receives notice of any meeting at which the holders of the Series D Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Series D Depositary Shares. Each record holder of the Series D Depositary Shares on the record date, which will be the same date as the record date for the Series D Preferred Stock, may instruct the Depositary to vote the amount of the Series D Preferred Stock represented by the holder’s Series D Depositary Shares. Although each Series D Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series D Preferred Stock. To the extent possible, the Depositary will vote the amount of the Series D Preferred Stock represented by the Series D Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Series D Depositary Shares, it will not vote the amount of the Series D Preferred Stock represented by such Series D Depositary Shares.

Except as provided below or as otherwise required by applicable law, the holders of the Series D Preferred Stock will have no voting rights.

Whenever dividends on any Series D Preferred Stock or any other series of voting preferred stock (as defined in this Description of Series D Depositary Shares), including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, shall have not been declared and paid in an aggregate amount equal to full dividends for at least six quarterly dividend periods, whether or not for consecutive dividend periods (a “nonpayment”), the holders of such Series D Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote (in proportion to their respective stated amounts) for the election of the Preferred Stock Directors; provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the number of directors on our Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series D Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the Series D Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods following the nonpayment shall have been fully paid.

As used in this Description of Series D Depositary Shares, “voting preferred stock” means any other class or series of our preferred stock ranking equally with the Series D Preferred Stock either as to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable, which includes the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

If and when dividends for at least four consecutive quarterly dividend periods following a nonpayment have been paid in full, the holders of the Series D Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed. Any Preferred Stock Director may be removed at any time with or without cause by the holders of record of a majority of the outstanding Series D Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts, when they have the voting rights described above. So long as a nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a nonpayment) shall be filled by the written consent of the Preferred Stock Director remaining in office, or, solely in the case where no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Stock and any other shares of voting preferred stock then outstanding, voting together as a single class in proportion to their respective stated amounts. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any Series D Preferred Stock remains outstanding, and subject to certain exceptions, we will not take certain corporate actions, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series D Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class in proportion to their respective stated amounts), given in person or by proxy, either in writing or at a meeting.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice, and sufficient funds shall have been set aside by us for the benefit of the holders of Series D Preferred Stock to effect such redemption.

Listing

The Series D Depositary Shares are listed on Nasdaq under the symbol “BHFAM”.

Form of the Series D Depositary Shares

The Series D Depositary Shares are represented by one or more global securities that are deposited with and registered in the name of DTC or its nominee.

Depositary

Computershare Inc. and Computershare Trust Company, N.A., collectively is the depositary for our Series D Depositary Shares.

DESCRIPTION OF 2058 DEBENTURES

The following description of the 6.250% Junior Subordinated Debentures due 2058 is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the Junior Subordinated Indenture, dated as of September 12, 2018 (the “Junior Subordinate Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 12, 2018 (the “First Supplemental Indenture” and, together with the Junior Subordinated Indenture, the “Indenture”), between the Company and the Trustee. You should read the Junior Subordinate Indenture and the First Supplemental Indenture for a full description of the terms of the 2058 Debentures. The Junior Subordinate Indenture and the First Supplemental Indenture are filed as exhibits to the Annual Report on Form 10-K of which this exhibit is a part and incorporated by reference herein.

General

The 2058 Debentures are junior subordinated debt securities under the Indenture. We may, without notice to or consent of the holders of the 2058 Debentures, re-open and issue additional 6.250% Junior Subordinated Debentures due 2058 having the same ranking, interest rate, maturity date and other terms as the 2058 Debentures as long as the additional debentures are fungible with the 2058 Debentures for U.S. federal income tax purposes and no event of default with respect to the 2058 Debentures will have occurred and be continuing. Any additional 2058 Debentures, together with the 2058 Debentures, will constitute a single series of junior subordinated debt securities under the Indenture.

Principal and Maturity

We initially issued $375 million aggregate principal amount of the 2058 Debentures, which remains the aggregate principal amount outstanding. The 2058 Debentures mature on September 15, 2058. If the maturity date is not a business day, payment of principal and interest to be made on the maturity date will be made on the next business day (but no interest will accrue as a result of such postponement). The 2058 Debentures were issued in denominations of $25 and integral multiples of $25 in excess thereof.

Subordination

The 2058 Debentures are our direct, unsecured obligations. The 2058 Debentures are subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in this Description of 2058 Debentures). The 2058 Debentures rank equally in right of payment with any of our future junior subordinated obligations, including, unless otherwise specified in the applicable prospectus supplement or other offering document, all other series of junior subordinated debt securities issued under the Junior Subordinated Indenture.

If Brighthouse Financial defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any of our senior indebtedness, or if the maturity of any of our senior indebtedness is declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, we will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of the 2058 Debentures) of and premium, if any, or interest (including any additional interest) on the 2058 Debentures.

If any of the following events occurs, Brighthouse Financial will pay in full all amounts due on our senior indebtedness before it makes under the 2058 Debentures any payment or distribution of assets of Brighthouse Financial of any kind or character, whether in cash, property or securities, to any holder of debentures:

•any dissolution, winding up, liquidation or reorganization of Brighthouse Financial, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•any general assignment by Brighthouse Financial for the benefit of creditors;

•any marshaling of Brighthouse Financial’s assets or liabilities for the benefit of creditors; or

•other similar proceedings.

For purposes of our junior subordinated debt securities, including the 2058 Debentures, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Junior Subordinated Indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

•the principal of and premium, if any, and interest due in respect of indebtedness of Brighthouse Financial for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Brighthouse Financial;

•all obligations of Brighthouse Financial as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Brighthouse Financial is a party;

•all obligations of Brighthouse Financial issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Brighthouse Financial and all obligations of Brighthouse Financial under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•all obligations of Brighthouse Financial for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•all obligations of Brighthouse Financial in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•all obligations of the types referred to above of other persons for the payment of which Brighthouse Financial is responsible or liable as obligor, guarantor or otherwise; and
•all obligations of the types referred to above of other persons secured by any lien on any property or asset of Brighthouse Financial (whether or not such obligation is assumed by Brighthouse Financial).

“Senior indebtedness” does not include:

•indebtedness or monetary obligations to trade creditors created or assumed by Brighthouse Financial in the ordinary course of business in connection with the obtaining of materials or services; or

•any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Interest

The 2058 Debentures bear interest at the annual rate of 6.250% from and including September 12, 2018 to but excluding the maturity date or any earlier redemption date, and we pay accrued interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, subject to our right to defer interest payments. We refer to each of these dates as an “interest payment date.”

Interest payments are made to the persons in whose names the 2058 Debentures are registered at the close of business on March 1, June 1, September 1 or December 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. We refer to each of these dates as a “regular record date.” However, interest payable on the maturity date or on a redemption date that is not an interest payment date is payable to the person to whom the principal is payable. Interest payable on a redemption date that is an interest payment date is payable to the registered holders at the close of business on the relevant regular record date.

Interest payments include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. If any date on which interest is payable on the 2058 Debentures is not a business day, then payment of the interest payable on such date will be made on the next business day (and without any interest or other payment in respect of any such delay).

Any defaulted interest and any interest deferred pursuant to the Indenture (as described below) bears interest, to the extent permitted by applicable law, at an annual rate equal to the rate of interest on the 2058 Debentures from and including the relevant interest payment date compounded on each subsequent interest payment date (such interest referred to in this Description of 2058 Debentures as “additional interest”). References to “interest” in this Description of 2058 Debentures include interest currently accruing on the 2058 Debentures, any accrued and unpaid interest (including any deferred interest) and any additional interest.

Interest payable on the 2058 Debentures is computed on the basis of a 360-day year composed of twelve 30-day months.

Option to Defer Interest Payments

So long as no event of default with respect to the 2058 Debentures has occurred and is continuing, we may, at any time and from time to time, elect to defer interest payments on the 2058 Debentures for one or more consecutive interest periods that do not exceed five years for any single extension period (as defined in this Description of 2058 Debentures). A deferral of interest payments cannot extend, however, beyond the maturity, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the 2058 Debentures. An “extension period” refers to the period beginning on an interest payment date with respect to which we defer interest and ending on the earlier of (i) the fifth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid interest (including additional interest on such deferred interest) and all other accrued and unpaid interest on the 2058 Debentures.

During an extension period, interest continues to accrue on the 2058 Debentures, and deferred interest payments accrue additional interest at the same rate, compounded on each interest payment date to the extent permitted by applicable law. During an extension period, we are prohibited from paying current interest on the 2058 Debentures until we have paid all accrued and unpaid deferred interest, including any additional interest. No interest otherwise due during an extension period will be due and payable on the 2058 Debentures until the end of such extension period except upon an acceleration arising from an event of default (which will occur only upon certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse Financial (see “—Events of Default”)) or redemption of the 2058 Debentures during such extension period.

At the end of five years following the commencement of an extension period, we are required to pay all accrued and unpaid deferred interest, including additional interest, to the persons in whose names the 2058 Debentures are registered at the close of business on the regular record date with respect to the interest payment date at the end of such extension period. If, at the end of any extension period, we have paid all deferred interest due on the 2058 Debentures, including additional interest, we will be entitled again to defer interest payments on the 2058 Debentures as described above.

Payment Restrictions during an Extension Period

After we have given notice of the commencement of an extension period and until we have paid all accrued and unpaid interest on the 2058 Debentures, including additional interest, we will not, and will not permit any of our subsidiaries to:

•declare or pay any dividends or other distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of our capital stock (which includes common stock and preferred stock);

•make any payment of principal of or premium, if any, or interest on or repay, purchase or redeem any of our debt securities ranking equally in right of payment with or junior in right of payment to the 2058 Debentures; or

•make any guarantee payments with respect to any guarantee by us of any securities of any of our subsidiaries if such guarantee ranks equally in right of payment with or junior in right of payment to the 2058 Debentures.

The restrictions listed above will not apply to:

•any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our capital stock where the dividend stock or stock issuable upon exercise of such options, warrants or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•any declaration of a dividend in connection with the implementation of a stockholder rights plan, or the issuance of rights, capital stock or other property under any such plan, or the redemption or purchase of any such rights pursuant thereto;

•as a result of a reclassification of any series or class of our capital stock or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

•any purchase of fractional interests in shares of our capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more directors, officers, agents, consultants, employees or independent contractors;

•the satisfaction of our obligations pursuant to any contract outstanding prior to the commencement of the extension period requiring such purchase, redemption or other acquisition;

•a dividend reinvestment or shareholder purchase plan; or

•the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the extension period;

•any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock; and

•any payment of current or deferred interest on securities that rank equally with the 2058 Debentures in right of payment, which payments are made pro rata to the amounts due on such securities and on the 2058 Debentures, and any payment of principal of or current or deferred interest on securities that rank equally with the 2058 Debentures in right of payment, which, if not made, would cause us to breach the terms of the instrument governing such securities.

Optional Redemption of the 2058 Debentures

We may redeem the 2058 Debentures in increments of $25 principal amount:

•in whole at any time or in part from time to time on or after September 15, 2023 at a redemption price equal to their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption; provided that, if the 2058 Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the 2058 Debentures must remain outstanding after giving effect to such redemption;

•in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a “tax event,” at a redemption price equal to their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption;

•in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a “regulatory capital event” (as defined in this Description of 2058 Debentures), at a redemption price equal to their principal amount plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption; or

•in whole, but not in part, at any time prior to September 15, 2023, within 90 days of the occurrence of a “rating agency event”(as defined in this Description of 2058 Debentures), at a redemption price equal to 102% of their principal amount plus any accrued and unpaid interest (including additional interest, if any) to, but excluding, the date of redemption.

In addition, if, as a result of any change in, or amendment to, the laws of any jurisdiction other than the United States in which Brighthouse Financial is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”) or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction (other than any such change or amendment that is announced before such Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay certain additional amounts with respect to the 2058 Debentures, then we may at any time at our option redeem, in whole, but not in part, such debentures on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (including any additional interest) on such debentures to, but excluding, the date fixed for redemption.

“Tax event” means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, to the effect that, as a result of any:

•amendment to or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

•official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

•threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the 2058 Debentures,

(each of the above, a “change of tax law”) which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against us or becomes publicly known on or after the original issue date of the 2058 Debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the 2058 Debentures is not, or within 90 days of the date of such opinion will not be, deductible by us in whole or in part, for U.S. federal income tax purposes; provided that a change of tax law under section 163(j) of the Internal Revenue Code of 1986, as amended (“section 163(j)”) (including any amendment to section 163(j), and any amendment to or the issuance of regulations or another official administrative pronouncement under section 163(j)), shall not give rise to a “tax event” unless, in the opinion of independent counsel experienced in such matters, the change of tax law under section 163(j) limits, defers or prohibits the deduction of interest on the 2058 Debentures in a manner or to an extent different from interest on senior debt obligations of ours by reason of the specific characteristics of the 2058 Debentures.

“Regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the full principal amount of the 2058 Debentures would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the 2058 Debentures, which amendment, clarification or change results in (a) the shortening of the length of time the 2058 Debentures are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the 2058 Debentures; or (b) the lowering of the equity credit (including up to a lesser amount) assigned to the 2058 Debentures by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the 2058 Debentures.

If less than all of the 2058 Debentures are to be redeemed, the Trustee will select, pro rata, by lot or in such manner it deems fair and appropriate in its discretion and otherwise in accordance with the customary procedures of the Depositary, the 2058 Debentures, or portions of the 2058 Debentures, to be redeemed. We may redeem the 2058 Debentures and portions of the 2058 Debentures in amounts of $25 and integral multiples of $25 in excess thereof.

We may not redeem the 2058 Debentures in part unless all accrued and unpaid interest, including additional interest, has been paid in full on all outstanding 2058 Debentures for all interest periods terminating on or before the redemption date.

On and after the date of redemption, interest will cease to accrue on the 2058 Debentures or any portion of the 2058 Debentures called for redemption, unless we default in the payment of the redemption amount.

The 2058 Debentures are not entitled to any sinking fund or analogous requirement.

Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the 2058 Debentures such additional amounts as are necessary in order that the net payment by us or any paying agent of the principal of and interest on each of the 2058 Debentures after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which Brighthouse Financial is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the 2058 Debentures to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to:

a)any Taxes which would not have been so imposed, withheld or deducted but for:

1)the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or

2)the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);

b)any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such 2058 Debentures for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the 2058 Debentures is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such 2058 Debentures on any date during such 10-day period;

c)any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;

d)any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such 2058 Debentures;

e)any Taxes which are payable by a holder that is not the beneficial owner of the 2058 Debentures or a portion of the 2058 Debentures, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

f)any Taxes required to be withheld by any paying agent from any payment of principal or interest on the 2058 Debentures, if such payment can be made without such withholding by any other paying agent;

g)any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;

h)any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor provisions that are substantively comparable), FATCA, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

i)any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).

For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to the 2058 Debentures will not constitute a connection (1) between the holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

Any reference in the Indenture or in the 2058 Debentures to principal or interest shall be deemed to refer also to additional amounts which may be payable under the provisions of this section.

Except as specifically provided in the 2058 Debentures, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.

Reporting Covenant

Unless we have filed the financial statements referred to in (a) and (b) below with the SEC in accordance with the following paragraph, the Junior Subordinated Indenture requires us to post on our public website (and to make available to the Trustee and holders of the 2058 Debentures, without cost to any holder, within 15 days after we post them on our public website):

a)within 90 days after the end of each fiscal year, our audited annual financial statements, together with the related report of our independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an Annual Report on Form 10-K filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and

b)within 55 days after the end of each of the first three fiscal quarters of each fiscal year, our unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a Quarterly Report on Form 10-Q filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.

For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Junior Subordinated Indenture requires us to file with the Trustee and make available to holders of the 2058 Debentures (without exhibits), without cost to any holder, all documents we file with, or furnish to, the SEC under the Exchange Act, within 15 days after we file them with, or furnish them to, the SEC. Any such documents that are publicly available through the SEC’s EDGAR system (or any successor system) shall be deemed to have been filed with the Trustee and made available to holders in accordance with our obligations under the Junior Subordinated Indenture.

Events of Default

An “event of default” with respect to the 2058 Debentures occurs only upon certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse Financial.

If an event of default were to occur, the principal amount of the 2058 Debentures would automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the 2058 Debentures. However, there will be no right of acceleration of principal and accrued but unpaid interest on the 2058 Debentures in the case of (i) any default in the payment of principal of or premium, if any, or interest (including any deferred interest or additional interest) or (ii) any failure by us to comply with any covenant contained in the Indenture.

Notwithstanding the foregoing, the Junior Subordinated Indenture provides that, in the case of a default in the payment of principal of or premium, if any, or interest on the 2058 Debentures, including any additional interest, when the same has become due and payable, and in the case of any payment of interest (other than deferred interest), such default has continued for 30 calendar days (and, in the case of payment of deferred interest, such default has continued for 30 calendar days after the conclusion of any extension period), the Trustee or the holder of a debenture may or, if directed by the holders of a majority in principal amount of the 2058 Debentures, the Trustee shall, subject to the provisions of the Junior Subordinated Indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Modification of the 2058 Debentures

Under the Junior Subordinated Indenture, Brighthouse Financial and the Trustee may supplement the Junior Subordinated Indenture for certain purposes without the consent of the holders of the junior subordinated debt securities of any series, including the 2058 Debentures, for, among other purposes, one or more of the following:

•to cure any ambiguity, defect or inconsistency;

•to add to Brighthouse Financial’s covenants for the benefit of the holders of junior subordinated debt securities of any series or to surrender any right or power conferred upon Brighthouse Financial under the indentures;

•to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of junior subordinated debt securities, as set forth in the indentures;

•to make any change that does not materially adversely affect the rights of any holder of junior subordinated debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of junior subordinated debt securities made solely to conform to the description of such series of junior subordinated debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of junior subordinated debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of junior subordinated debt securities;

•to provide for the issuance of and establish the form and terms and conditions of the junior subordinated debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of junior subordinated debt securities, or to add to the rights of the holders of any series of junior subordinated debt securities; or

•to add any additional events of default for the benefit of the holders of any series of junior subordinated debt securities.

Brighthouse Financial and the Trustee may modify the Junior Subordinated Indenture or any supplemental indenture, including the First Supplemental Indentures, in a manner that affects the interests or rights of the holders of junior subordinated debt securities, including the 2058 Debentures, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the Junior Subordinated Indenture. However, the Junior Subordinated Indenture requires the consent of each holder of junior subordinated debt securities (including the 2058 Debentures) that would be affected by any modification which would:

•except as permitted by the Junior Subordinated Indenture and the terms of such series of junior subordinated debt securities, extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including additional interest) thereon, or reduce any premium payable upon the redemption thereof;

•reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

•change the obligation of Brighthouse Financial to maintain an office or agency and for the purposes specified in the Junior Subordinated Indenture;

•change the currency in which any junior subordinated debt security or any premium or interest is payable;

•impair the right to enforce any payment on or with respect to any junior subordinated debt security;

•adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

•reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults; or

•modify any of the above provisions.

In addition, we and the Trustee may execute, without consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Consolidation, Merger, Sale of Assets and Other Transactions

The Indenture provides that so long as the 2058 Debentures are outstanding, (i) we may not merge with or into or consolidate with another entity, (ii) we may not sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than one of our direct or indirect wholly owned subsidiaries, (iii) no entity may merge with or into or consolidate with us or (iv) except for any of our direct or indirect wholly owned subsidiaries, no other entity may sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, in each case unless:

•we are the surviving corporation; or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development and has expressly assumed by supplemental indenture all of our obligations under the 2058 Debentures and the Indenture;

•immediately after giving effect to such transaction, no default or event of default or event that, after notice or lapse of time or both would become an event of default has occurred and is continuing; and

•we deliver to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture, if applicable, required in connection with the transaction and such merger, sale, assignment, transfer, lease or other disposition complies with the Junior Subordinated Indenture.

The Successor will be our successor, and will succeed to, and be substituted for, and may exercise every right and power of, Brighthouse under the Indenture and become the obligor on the 2058 Debentures with the same effect as if the Successor had been named as the issuer under the Indenture, and thereafter we shall be relieved of all of our obligations and covenants under the Indenture, but, in the case of a lease of all or substantially all of our properties and assets, we will not be released from our obligations to pay the principal of, premium, if any, and interest on the 2058 Debentures.

Discharge, Defeasance and Covenant Defeasance

Brighthouse Financial may discharge certain obligations to holders of the 2058 Debentures issued under the Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or U.S. governmental obligations (as defined in the Indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on the 2058 Debentures.

The Indenture will not be discharged as described above if Brighthouse Financial has defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined in the Junior Subordinated Indenture, and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Brighthouse Financial may elect either (i) to defease and be discharged from any and all obligations with respect to the 2058 Debentures (“Defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the 2058 Debentures (“Covenant Defeasance”) upon the irrevocable deposit with the Trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the 2058 Debentures to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to Defeasance or Covenant Defeasance, Brighthouse Financial must deliver to the Trustee an opinion of counsel to the effect that the holders of the 2058 Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance or Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such Defeasance or Covenant Defeasance had not occurred. Such opinion of counsel, in the case of Defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Junior Subordinated Indenture. In addition, in the case of either Defeasance or Covenant Defeasance, Brighthouse Financial shall have delivered to the Trustee (i) an officers’ certificate to the effect that Nasdaq has informed it that the 2058 Debentures will not be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Brighthouse Financial may exercise its Defeasance option with respect to the 2058 Debentures notwithstanding its prior exercise of its Covenant Defeasance option.

Actions Not Restricted by the Indenture

The Indenture does not limit our ability to incur any type of indebtedness or other obligation; to create liens on our property for any purpose; to pay dividends or make distributions on our capital stock or redeem our capital stock, except during an extension period; or to make payments on any senior indebtedness.

The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that require us to repurchase or redeem or modify the terms of any of the 2058 Debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the 2058 Debentures.

Listing

The 2058 Debentures are listed on Nasdaq under the symbol “BHFAL”.